Exhibit 99.2

FRP 2Q26 Investor Presentation July 21, 2026

'LVFORVXUHV 2 CAUTIONARY STATEMENT This Investor Presentation contains “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . In general, forward - looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential,” or the negative of these terms or other comparable terminology . Forward - looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance . Actual results may prove to be materially different from the results expressed or implied by the forward - looking statements . Forward - looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements . Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the financial benefits from the acquisition of Peach State Bancshares, Inc . ( “Peach State”) or the sale of the Navitas equipment finance business (“Navitas”) (each a “Transaction” and collectively, the “Transactions”) may not be realized or take longer than anticipated to be realized, (2) disruption from the Transactions of customer, supplier, employee or other business partner relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction agreements, (4) the possibility that the costs, fees, expenses and charges related to the Transactions may be greater than anticipated, (5) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the Transactions, (6) the failure of the closing conditions to the Transactions to be satisfied, or any unexpected delay in closing the Transactions, including due to failure to obtain applicable shareholder or regulatory approvals, (7) the risks relating to the integration of Peach State’s operations into the operations of United, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (8) the risk of potential litigation or regulatory action related to the Transactions, (9) the risks associated with United’s pursuit of future acquisitions, (10) the risk of expansion into new geographic or product markets, (11) the dilution caused by United’s issuance of additional shares of its common stock in the Peach State acquisition, and (12) general competitive, economic, political and market conditions . Further information regarding additional factors which could affect the forward - looking statements can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward - Looking Statements” and “Risk Factors” in United’s Annual Report on Form 10 - K for the year ended December 31 , 2025 , and other documents subsequently filed by United with the U . S . Securities and Exchange Commission (“SEC”) . Many of these factors are beyond United’s ability to control or predict . If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward - looking statements . Accordingly, shareholders and investors should not place undue reliance on any such forward - looking statements . Any forward - looking statement speaks only as of the date of this communication, and United undertakes no obligation to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as required by law . New risks and uncertainties may emerge from time to time, and it is not possible for United to predict their occurrence or how they will affect United . United qualifies all forward - looking statements by these cautionary statements . NON - GAAP MEASURES This Investor Presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”) . This financial information includes certain operating performance measures, which exclude merger - related and other charges that are not considered part of recurring operations, such as "noninterest income – operating", “ noninterest expense – operating,” “provision for credit losses – operating”, “operating net income,” “pre - tax, pre - provision income,” “operating net income per diluted common share,” “operating earnings per share,” “tangible book value per common share,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “return on assets - pre - tax pre - provision - operating,” “return on assets - pre - tax, pre - provision,” “operating efficiency ratio,” and “tangible common equity to tangible assets . ” These non - GAAP measures are included because United believes they may provide useful supplemental information for evaluating United’s underlying performance trends . Further, United’s management uses these measures in managing and evaluating United’s business and intends to refer to them in discussions about United’s operations and performance . These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non - GAAP measures that may be presented by other companies . To the extent applicable, reconciliations of these non - GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables .

$29.1 BILLION IN TOTAL ASSETS United Community Banks, Inc. Note: See Glossary located at the end of this presentation for reference on certain acronyms (1) Includes both loans held for investment and equipment finance loans held for sale (2) 2Q26 regulatory capital ratio is preliminary 3 8QLWHG%DQNLQJ2IILFHV Company Overview $23.7 BILLION IN TOTAL DEPOSITS $3.6 BILLION IN AUM 13.5% CET1 RBC (2) $19.9 BILLION IN TOTAL LOANS (1) $0.25 QUARTERLY COMMON DIVIDEND 200 BANKING OFFICES ACROSS THE SOUTHEAST 0267$:$5'('%$1. LQWKH6RXWKHDVWUHJLRQIRUUHWDLO EDQNLQJFXVWRPHUVDWLVIDFWLRQ -'3RZHU BEST BANK AWARDS for outstanding performance in small business banking in 2026 - Coalition Greenwich BEST BANKS TO WORK FOR in 2025 for the ninth consecutive year - American Banker Premier Southeast Regional Bank – Committed to Service Since 1950 Metro - focused branch network with locations in the fastest - growing MSAs in the Southeast 189 branches, 11 LPOs, and 5 MLOs across six Southeast states; Top 10 deposit market share in GA and SC United MSAs had population growth >2x the national average over the past 5 years

1.11% 1.22% 1.63% 1.16% 1.22% 2Q25 1Q26 2Q26 Return on Assets GAAP Operating $0.63 $0.69 $0.95 $0.66 $0.70 $0.71 2Q25 1Q26 2Q26

Georgia Columbus Waycross Augusta Gainesville Atlanta 0DFRQ Savannah Athens Brunswick Peach State (2) United (200) 1.87% Cost Pro Forma United Gainesville MSA Presence 6 branches $1.6B deposits 1 Expands Share in Gainesville, Georgia MSA 7DNHV8QLWHGWRWKHOHDGLQJGHSRVLWVKDUHLQWKH *DLQHVYLOOH*HRUJLD06$XSIURPQXPEHUWKUHH ,QFUHDVHV8QLWHG V*DLQHVYLOOHGHSRVLWEDVHWR ELOOLRQIURP PLOOLRQDQ LQFUHDVH 7KH*DLQHVYLOOH06$ZLWKLWV SRSXODWLRQ HQMR\HG JURZWKIURP FRPSDUHG WR IRU*HRUJLDDQG QDWLRQZLGH *DLQHVYLOOHLV*HRUJLD VVHFRQGIDVWHVWJURZLQJ 06$DQGVLWVa PLOHVQRUWKHDVWRI$WODQWD,W VHUYHVDVDUHJLRQDOPHGLFDOKXEKDVVHHQVWURQJ PDQXIDFWXULQJJURZWKDQGGUDZVVLJQLILFDQWYLVLWRU WUDIILFIURPLWVFORVHSUR[LPLW\WR/DNH/DQLHU Consistent with Our M&A Strategy Transaction consistent with United’s strategy of acquiring high - quality, franchise - enhancing companies in growth markets Great cultural fit – deep commitment to service and strong presence in their communities EPS accretion in 2027 of ~3%, or $0.09 EPS accretion in 2027 of ~4%, or $0.12, assuming that United repurchases shares in an amount sufficient to offset the dilution from the shares issued in this transaction 2 Internal Rate of Return >25% Low loan / deposit ratio of 73%; more than 95% ($668 million) of total deposits are core deposits 3 Enhances both the efficiency ratio and ROTCE Manageable tangible book dilution and earn back period consistent with United’s stated M&A strategy Financially Compelling (1) As of December 31, 2025 (2) Assumes United repurchases shares on the open market, pursuant to its existing share repurchase program, in an amount suf fic ient to offset the dilution from the shares issued in this transaction (3) Core deposits defined as total deposits less time deposits greater than $100,000 Note: United branch count includes eleven loan production offices Source: S&P Capital IQ Pro; Greater Hall Chamber of Commerce 5 Regulatory Approval Received for Peach State Acquisition; On Track for 3Q26 Close *DLQHVYLOOH 06$

Outstanding Deposit Franchise

Consistent Deposit Portfolio Growth



$ in millions
$2,927
$156
$11,758
$9,122
$2,848
$156
$11,797
$9,220
$3,140
$175
$11,713
$8,770
$3,107
$165
$11,745
$9,009
$2,908
$159
$11,609
$9,049
2Q25
3Q25
4Q25
1Q26
2Q26
Commercial
Consumer
Brokered
Public Funds

Customer Deposit Growth

- On an end-of-period basis, customer deposits decreased by $295 million from 1Q26, driven by seasonal public funds outflows
  - Public funds of $2.9 billion declined seasonally, as expected, by $199 million from 1Q26
- On an average basis, customer deposits increased by $42 million, or 0.7% annualized, from 1Q26
  - Excluding public funds, average customer deposits increased by $169 million, or 3.3% annualized, from 1Q26
- DDA comprises 27% of customer deposits

Deposit Costs Stabilized in 2Q26



39% Cumulative Total Deposit Beta
5.25%
5.18%
4.58%
4.25%
4.25%
4.21%
3.77%
3.50%
3.50%
2.35%
2.35%
2.20%
2.05%
2.01%
1.97%
1.76%
1.67%
1.66%
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25
1Q26
2Q26
Fed Target Average Lower Bound
United Cost of Deposits

Deposit Costs Continued to Trend Down in 2Q26

- Cumulative non-maturity interest-bearing deposit beta of 55% through 2Q26
- Time deposits ran off at 3.40% while new volume came on at 3.20% in 2Q26
  - 30% of the $3.7 billion CD book matures in the next 3 months at 3.09% average rate

6

$17,143 Ψ ϳ͕ϯϲϳ $17,536 $17,705 $17,988 $1,778 $1,808 $1,848 $1,897 Ψ ͕ϵϰϱ $18,921 $19,175 $19,384 $19,602 $19,933 2Q25 3Q25 4Q25 1Q26 2Q26 Loans Ex. Navitas Navitas Strong Loan Portfolio Growth Loan Growth /RDQJURZWKRI PLOOLRQRU DQQXDOL]HG IURP 4 ([FOXGLQJ1DYLWDV ORDQJURZWKRI PLOOLRQ RU DQQXDOL]HGIURP 4 6WURQJORDQJURZWKLQWDUJHWHGVHJPHQWV +(/2&JURZWKRI PLOOLRQRU DQQXDOL]HGLQ 4 & ,JURZWKZDV DQQXDOL]HGLQ 4 LQFOXGLQJ PLOOLRQRU DQQXDOL]HGLQ 2ZQHU2FFXSLHG&5(DQG PLOOLRQRU DQQXDOL]HGLQDOORWKHU& , 7 2Q26 Total Loans $19.9 Billion (1) 6% 1% 1% 44% 25% ϲ 7% C&I Commercial Construction CRE Other Consumer Residential Mortgage Home Equity 5HVLGHQWLDO&RQVWUXFWLRQ $ in millions Note: C&I includes Commercial & Industrial and Owner Occupied CRE 6% 1% 1% 39% 28% ϳ 8% C&I Commercial Construction CRE Other Consumer Residential Mortgage Home Equity 5HVLGHQWLDO&RQVWUXFWLRQ Current Portfolio Proforma Portfolio Ex. Equipment Finance Loans Held for Sale (1) Includes both loans held for investment and equipment finance loans held for sale (2) Substantially all equipment financing loans were transferred to held for sale in 2Q26 as a result of the previously announced pending sale of Navitas (1)

79% 80% ϴ 82% 85% 72% 73% 74% 74% 76% ϵ 2Q25 3Q25 4Q25 1Q26 2Q26 United United Ex. Navitas KRX Peer Median Substantial balance sheet liquidity, with strong regulatory capital and tangible common equity ratios Extinguished $100 million of subordinated debt on April 30 Loan to deposit ratio increased from 1Q26, driven by strong loan growth and expected seasonal outflows of public deposits Substantially all bank funding comes from core deposit base Borrowings temporarily increased to 4% of earning assets TCE of 9.9%, flat from 1Q26 and 49 bps improved from 2Q25 9.5% 9.7% 9.9% 9.9% 9.9% 8.7% 2Q25 3Q25 4Q25 1Q26 2Q26 United KRX Peer Median Loans / Core Deposits % Tangible Common Equity / Tangible Assets % Common Equity Tier 1 RBC %* 13.3% 13.4% 13.4% ϯϰ 13.5% 12.2% 2Q25 3Q25 4Q25 1Q26 2Q26 United KRX Peer Median Balance Sheet Strength – Liquidity and Capital 8 *2Q26 regulatory capital ratio is preliminary

Capital Ratios



Risk-Based Capital Ratios
15.1%
1.4%
0.4%
13.3%
2Q25
14.8%
1.4%
0.0%
13.4%
3Q25
14.8%
1.3%
13.4%
4Q25
14.6%
1.2%
13.4%
1Q26
14.8%
1.9%
0.7%
12.2%
1Q26 KRX Peer Median
14.5%
1.0%
13.5%
2Q26*
CET1
Additional Tier 1
Tier 2



Tangible Book Value Per Share
$22.56
1Q26 TBV
$0.95
GAAP Earnings
($0.25)
Dividends
$0.01
Change in AOCI
$0.04
Other
$23.31
2Q26 TBV

Q2 Actions

- Quarterly common dividend of $0.25 per share, up 4% vs. prior year
- Extinguished $100 million of subordinated debt on April 30
- No share repurchases in 2Q26, partly due to extended blackout periods related to the Peach State and Navitas transactions, which are expected to close in 3Q26
  - Remaining share repurchase authorization of $63 million in 2026

Capital Ratios

- CET1 remains well above peers at 13.5%
- Leverage ratio increased 21 bps to 10.7%, as compared to 1Q26
- TBV per share increased $0.75, or 3.3%, from 1Q26 and $2.31, or 11.0%, from 2Q25

*2Q26 regulatory capital ratios are preliminary

9

Ψ ϱϱ $233.6 $237.9 $232.8 $240.9 3.50% 3.58% 3.62% ϯϲϱ 3.68% $100.0 $120.0 $140.0 $160.0 $180.0 $200.0 $220.0 $240.0 3.00% 3.10% 3.20% 3.30% 3.40% 3.50% 3.60% 3.70% 3.80% 2Q25 3Q25 4Q25 1Q26 2Q26 Net Interest Revenue Net Interest Margin 3.68% 3.65% 0.02% 0.02% ( 0.01% ) 1Q26 NIM Rate Mix Day Count / Other 2Q26 NIM Six Consecutive Quarters of Net Interest Margin Expansion 4 1,08S %3V Net interest margin of 3.68% was up 3 bps from 1Q26, the sixth consecutive quarter of margin expansion Purchased loan accretion totaled $3.4 million and contributed 5 bps to the margin, down 1 bp from 1Q26 Net interest revenue increased $8.1 million from 1Q26 primarily due to a larger balance sheet and day count Borrowings increased temporarily in 2Q26, largely to fund accelerated purchase of securities in anticipation of upcoming transactions including: Peach State investment portfolio liquidation Navitas transaction close Back book repricing of assets below current market pricing continues to be a tailwind Net Interest Revenue / Margin (1) Yields & Costs 6.19% 6.21% 6.05% ϱϵϵ 6.03% 3.50% 3.58% 3.62% 3.65% 3.68% 2.76% ϲϵ 2.39% 2.30% 2.32% 2Q25 3Q25 4Q25 1Q26 2Q26 Loan Yield NIM Cost of IBL (1) Net interest margin is calculated on a fully taxable equivalent basis (1) 10 $ in millions

Noninterest Income


$ in millions
$34.7
$43.2
$40.5
$43.7
$38.4
$12.8
$2.0
$4.4
$5.4
$10.1
$17.6
$2.4
$4.8
$7.1
$11.4
$15.9
$2.1
$5.2
$6.5
$10.7
$20.8
$1.9
$4.6
$6.9
$9.5
$16.2
$0.9
$4.9
$5.9
$10.4
2Q25
3Q25
4Q25
1Q26 (1)
2Q26 (1)
Service Charges
Mortgage
Brokerage / Wealth Mgmt
Loan Sale Gains
Other

Linked Quarter

- GAAP noninterest income decreased $5.4 million from 1Q26
  - Prior quarter included a one-time gain of $5.2 million on termination of sub-debt cap
- Operating noninterest income was flat to 1Q26
  - Loan sale gains of $0.9 million decreased $1.0 million from 1Q26
    - Sold $13.0 million of SBA loans and $9.6 million of Navitas loans
  - Service charges increased $0.8 million and brokerage fees increased $0.3 million

Year-over-Year

- GAAP and operating noninterest income increased $3.7 million from 2Q25
  - Other income improvement was driven by investment income, up $2.2 million, customer swap fees, up $0.5 million, and Treasury Management fees, up $0.5 million

(1) Mortgage income presentation above includes a negative $0.9 million mark on trading securities purchased as an economic hedge to offset volatility in the MSR asset. The mark on the MSR asset in 2Q26 was a positive $0.8 million. In GAAP financial statements, the economic hedge is reflected in Other Income, rather than in Mortgage.

11

Noninterest Expense



Noninterest Expense
$ in millions
$147.9
$143.1
$150.9
$147.4
$152.0
$151.4
$157.3
$151.6
$159.9
$159.0
2Q25
3Q25
4Q25
1Q26
2Q26
GAAP
Operating (1)



Efficiency Ratio
56.7%
54.8%
54.3%
53.1%
54.4%
54.2%
56.7%
55.7%
57.0%
56.7%
2Q25
3Q25
4Q25
1Q26
2Q26
GAAP
Operating (1)

- GAAP noninterest expense increased $2.6 million compared to the prior quarter
  - Results impacted by the following items:
    - 2Q26: $4.5 million expense, largely driven by the Navitas California license settlement
    - 1Q26: $6.7 million payroll-cycle adjustment and $1.9 million FDIC accrual release
  - Growth primarily reflects annual merit increases of $1.8 million
- Operating noninterest expense increased $7.4 million compared to the prior quarter, primarily driven by the Navitas California license settlement expense and higher compensation
- GAAP noninterest expense increased $12.0 million year over year
- Operating noninterest expense increased $15.9 million year over year including:
  - Compensation expense, up $9.2 million, driven by strategic hiring, annual merit increases, and group medical expense
  - $4.5 million of expense, largely driven by the Navitas California license settlement
- 2Q26 operating efficiency ratio of 56.7%
  - Excluding the impact of the Navitas California license settlement would lower the 2Q26 operating efficiency ratio by ~160 bps

(1) See non-GAAP reconciliation table slides in the exhibits to this presentation for a reconciliation of operating performance measures to GAAP performance

12

Ongoing Investment in Hiring Top Talent 13 37 net new revenue producers added since 3Q25, an expansion of 17% Prioritizing high - growth markets Pursuing bankers with strong existing customer relationships ĺĲťŘĖæŪťôŜϙťĺϙÍèèôīôŘÍťôîϙČŘĺſťēϙÍĲîϙŘôīÍťĖĺĲŜēĖŕϙôƄŕÍĲŜĖĺĲϙ ĖĲϙĺťēôŘϙÍŘôÍŜϙĺċϙťēôϙæÍĲħϙϼ‡ôťÍĖīϠϙ„ŘĖŽÍťôϙ®ôÍīťēϠϙôťèϟϽ Average tenure of recent hires is >20 years, with lenders primarily recruited from larger banks Funded volume from recent hires expected to replace projected Navitas growth in 2027

2Q26 net charge - offs of $7.9 million, or 0.16% of average loans, improved $2.5 million from 1Q26 Excluding $3.7 million of equipment finance net charge - offs, bank net charge - offs were $4.2 million Nonperforming assets were 0.52% of total loans, up 2 bps from 1Q26 Includes $9.4 million of equipment finance nonaccrual loans held for sale Past due loans improved $4.6 million during the quarter and were 0.11% of total loans, down 3 bps from 1Q26 Higher - risk loans, defined as special mention plus substandard accruing, were 2.5%, the lowest level in two years Construction and CRE ratios as a percentage of total RBC were 43% and 195%, respectively Credit Quality EĞƚŚĂƌŐĞ Ͳ KĨĨƐĂƐŽĨǀĞƌĂŐĞ>ŽĂŶƐ Nonperforming Assets & Past Due Loans as a % of Total Loans 0.51% 0.44% 0.51% 0.48% 0.50% 0.52% Ϭ 0.14% 0.23% 0.23% 0.14% 0.11% 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 NPAs (%) Past Dues (%) 1.9% 1.8% ϱ 1.3% 1.3% 1.2% 1.2% 1.4% 1.5% 1.8% ϲ 1.3% 3.1% 3.1% 3.1% 3.2% 2.9% 2.5% 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 Substandard Accruing (%) Special Mention (%) ^ƉĞĐŝĂůDĞŶƚŝŽŶΘ^ƵďƐƚĂŶĚĂƌĚĐĐƌƵŝŶŐ>ŽĂŶƐĂƐĂŽĨdŽƚĂů>ŽĂŶƐ 14 0.21% 0.18% 0.16% 0.34% 0.22% 0.16% Ϭ 0.08% 0.05% 0.26% 0.10% 0.09% 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 United United Excl. Navitas

Allowance for Credit Losses Allowance for Credit Losses (ACL) by Product Allowance for Credit Losses (ACL) Provision of ($29.8) million, down $40.7 million from 1Q26, primarily driven by the release of ACL associated with the reclassification of Navitas equipment finance loans to held for sale Excluding the Navitas ACL release, 2Q26 provision of $8.7 million, which more than covered bank net charge - offs of $4.2 million Allowance coverage of 1.04%, down from prior quarter primarily due the Navitas ACL release, reflecting lower risk profile of proforma loan portfolio excluding Navitas NCO coverage ratio approximately doubles excluding Navitas $217 $216 $210 $208 $169 $12 $12 $15 $18 $20 1.21% 1.19% 1.16% 1.15% 1.04% 0.65% 0.75% 0.85% 0.95% 1.05% 1.15% 1.25% 1.35% 1.45% 1.55% $50 $70 $90 $110 $130 $150 $170 $190 $210 $230 2Q25 3Q25 4Q25 1Q26 2Q26 ACL - Loans ACL - Unfunded ACL - Allowance for Credit Losses / Loans % 15 $ in millions 2Q26 1Q26 4 ACL / Loans Reserve Amount ACL / Loans Reserve Amount ACL / Loans Reserve Amount $ in thousands 0.66% $27,207 0.62% $25,127 0.59% $20,967 Owner Occupied CRE 0.75% 37,449 0.83% 41,358 1.08% 49,072 Income Producing CRE 1.70% 48,724 1.58% 43,696 1.54% 38,693 Commercial & Industrial 1.08% 12,291 0.95% 10,198 0.91% 15,979 Commercial Construction -- -- 2.26% 42,862 2.69% 47,900 Equipment Financing (1) 0.87% 26,898 0.94% 29,333 0.94% 30,217 Residential Mortgage 0.90% 12,573 0.95% 12,769 0.92% 10,812 Home Equity 1.07% 2,081 1.03% 1,900 1.04% 1,812 Residential Construction 0.77% 1,482 0.62% 1,153 0.55% 1,048 Consumer 0.94% 168,705 1.06% 208,396 1.14% 216,500 ACL - Funded Loans 19,624 17,600 11,545 ACL - Unfunded Loans 1.04% $188,329 1.15% $225,996 1.21% $228,045 ACL - Total (1) Substantially all equipment financing loans were transferred to held for sale in 2Q26 as a result of the pending sale of Navi tas Credit Corp. The remaining $35.9 million of equipment financing loans to be retained were reclassified to the commercial & industrial line as equ ipment financing no longer represents a significant held - for - investment category as of June 30, 2026.

0HPEHU)',&‹ 8QLWHG&RPPXQLW\%DQN_ XFELFRP 2 Q26 INVESTOR PRESENTATION Exhibits

&XOWXUDO)RXQGDWLRQVRI8QLWHG&RPPXQLW\ 17 Our Story Founded 76 years ago as Union County Bank, United Community has stayed true to its roots by prioritizing service. We continue to embrace our small - town, personal touch while offering a comprehensive range of personal and business banking services. Team We play to win together as a team Truth We want to see things as they are, not as we want them to be Trust We trust in people Caring We treat our customers, and each other, the way that we would want to be treated %HVW%DQNWR:RUN ) RU LQ IRUWKH WK FRQVHFXWLYH\HDU Most Awarded Bank in the Southeast Region for Retail Banking Customer Satisfaction Best Bank Awards for outstanding small business banking in 2026 To Be a Legendary Bank Our Vision Our Core Values Our Accolades Our Purpose 7R%XLOG&RPPXQLWLHV

Average Deposit Costs 18 2Q26 1Q26 4Q25 3Q25 2Q25 $ in billions; rates annualized Average Rate Average Balance Average Rate Average Balance Average Rate Average Balance Average Rate Average Balance Average Rate Average Balance N/A $6.4 N/A $6.3 N/A $6.4 N/A $6.4 N/A $6.4 DDA 1.96% $5.8 1.95% $5.9 2.08% $6.1 2.39% $5.8 2.45% $6.1 NOW 2.43% $6.8 2.42% $6.8 2.51% $7.0 2.91% $6.9 2.99% $6.6 MMDA 0.18% $1.1 0.18% $1.1 0.18% $1.1 0.23% $1.1 0.49% $1.2 Savings 3.06% $3.7 3.14% $3.7 3.29% $3.7 3.43% $3.7 3.47% $3.5 Time 2.27% $17.3 2.27% $17.5 2.39% $17.8 2.68% $17.5 2.73% $17.5 Total Interest - Bearing 1.66% $23.8 1.67% $23.7 1.76% $24.2 1.97% $23.9 2.01% $23.8 Total Deposits

EĂǀŝƚĂƐWŽƌƚĨŽůŝŽ Net Charge - Offs & Weighted Average FICO Scores Navitas represents 9.8% of total loans Navitas ACL released in 2Q26 as $1.9 billion of equipment finance loans were reclassified to held for sale, pending the completion of the Navitas transaction, expected in 3Q26 Navitas net charge - offs of $3.7 million, or 0.77% annualized, in 2Q26 Navitas Performance $1,722 $1,778 $1,808 $1,848 Ψ ͕ϴϵϳ $1,945 9.70% 9.71% 9.70% 9.70% 9.63% 9.70% 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 Navitas Loans $ Portfolio Yield % 1.20% 1.14% 1.22% 1.11% 1.25% 0.77% 761 ϳϲ 762 762 762 762 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 NCOs % - Navitas Weighted Average FICO - Total Portfolio $ in millions Navitas Portfolio Concentrations by State 11% 10% 6% 5% 58% CA TX FL NY NJ Other States

Navitas Selected GAAP Financial Information 20 2Q26 1Q26 FY 2025 $ in millions Key Portfolio Data $1,945 $1,897 $1,848 Loans & Leases 167 180 194 Loans & Leases – Serviced for Others $2,112 $2,077 $2,042 Managed Loans & Leases, Ending Balance Income Statement $40 $39 $148 Loan Interest Income 4 4 18 Non - Interest Income $44 $43 $166 Gross Revenue ($38) $3 $19 Provision Expense / (Release) 5 5 18 Salaries Expense 7 4 14 Other Non - Interest Expense (1) $12 $9 $32 Total Non - Interest Expense $4 $6 $21 Reference: Net Charge - Offs (1) Note that 2Q26 Other Non - Interest Expense includes Navitas California license settlement and associated legal fees

Rate locks were $368 million, down $41 million from 1Q26 and up $9 million from 2Q25 Sold $189 million of loans in 2Q26, up $14 million from 1Q26 and up $14 million from 2Q25 72% of locked loans were fixed - rate mortgages, which were either sold in 2Q26 or are contemplated to be sold once closed Mortgage Locks & Sales Mortgage Funded Volume Mortgage Activity Trends $359 $377 $319 $408 $368 $175 $175 $171 $175 $189 2.9% 2.6% 2.9% 2.3% 2.6% 2Q25 3Q25 4Q25 1Q26 2Q26 Mortgage Locks $ Loans Sold $ Gain on Sale % $196 $185 $181 $179 $206 $89 $97 $80 $72 $85 2Q25 3Q25 4Q25 1Q26 2Q26 HFS Funded $ HFI Funded $ 21 At 79% of funded volume, purchases remained the primary driver of mortgage activity $ in millions $ in millions

Footprint Focused on High-Growth Southeast MSAs

Top 10 MSAs - % of Total Deposits


Rome, GA
2.0%
Myrtle Beach, SC
2.1%
Orlando, FL
2.1%
Knoxville, TN
2.8%
Gainesville, GA
3.4%
Raleigh, NC
3.9%
Nashville, TN
4.7%
Miami, FL
5.9%
Greenville, SC
8.4%
Atlanta, GA
22.3%

Fastest Growing Major Southeast MSAs (1)	UCB's % of Total Deposits	'26 – '31 Proj. Pop. Growth %	'26 – '31 Proj. HHI. Growth %
1) Jacksonville, FL	0.78%	8.79	9.73
2) Orlando, FL	2.11%	8.32	14.57
3) Raleigh, NC	3.92%	8.28	13.27
4) Charlotte, NC	1.72%	7.18	13.18
5) Tampa, FL	0.09%	6.74	14.76
6) Greenville, SC	8.44%	6.65	14.29
7) Nashville, TN	4.67%	5.72	14.70
8) Miami, FL	5.90%	5.67	17.49
9) Atlanta, GA	22.30%	4.21	11.42
10) Richmond, VA	--	3.99	11.92
11) Washington, DC	--	2.80	8.79
12) Louisville, KY	--	2.61	11.07

United MSA Presence

Fastest Growing Mid-Sized Southeast MSAs (2)	UCB's % of Total Deposits	'26 – '31 Proj. Pop. Growth %	'26 – '31 Proj. HHI. Growth %
1) Winter Haven, FL	--	10.89	16.49
2) Port St. Lucie, FL	0.16%	10.15	16.41
3) Sarasota, FL	0.15%	9.84	13.25
4) Daytona Beach, FL	--	8.49	14.36
5) Fort Myers, FL	--	8.45	13.51
6) Melbourne, FL	0.16%	7.93	13.21
7) Huntsville, AL	1.29%	7.91	8.85
8) Fayetteville, AR	--	7.73	12.74
9) Charleston, SC	1.25%	7.48	13.25
10) Pensacola, FL	--	7.10	14.38
11) Durham, NC	--	5.11	12.79
12) Columbia, SC	0.22%	4.81	11.86
13) Knoxville, TN	2.77%	4.76	13.09
14) Winston-Salem, NC	0.00%	4.17	10.64
15) Chattanooga, TN	0.21%	3.75	10.20

(1) Includes MSAs with a population greater than 1,000,000
(2) Includes MSAs with a population between 500,000 and 1,000,000

22

Non-GAAP Reconciliation Tables

$ in thousands, except per share data

	2Q25	3Q25	4Q25	1Q26	2Q26
Noninterest Income					
Noninterest income - GAAP	$ 34,708	$ 43,219	$ 40,462	$ 43,746	$ 38,380
Gain on terminated cash flow hedge	-	-	-	(5,184)	-
Noninterest income - operating	$ 34,708	$ 43,219	$ 40,462	$ 38,562	$ 38,380
Provision for Credit Losses					
Provision for credit losses - GAAP	$ 11,818	$ 7,907	$ 13,662	$ 10,853	$ (29,803)
Release of ACL on equipment finance loans	-	-	-	-	38,477
Provision for credit losses - operating	$ 11,818	$ 7,907	$ 13,662	$ 10,853	$ 8,674
Noninterest Expense					
Noninterest expense - GAAP	$ 147,919	$ 150,868	$ 152,048	$ 157,302	$ 159,915
Payroll transition bonus	-	-	-	(6,704)	-
FDIC special assessment accrual reversal	-	-	-	1,885	-
Merger-related and other charges	(4,833)	(3,468)	(606)	(873)	(895)
Expenses - operating	$ 143,086	$ 147,400	$ 151,442	$ 151,610	$ 159,020
Diluted Earnings Per Share					
Diluted earnings per share - GAAP	$ 0.63	$ 0.70	$ 0.70	$ 0.69	$ 0.95
Payroll transition bonus	-	-	-	0.04	-
Gain on terminated cash flow hedge	-	-	-	(0.03)	-
FDIC special assessment accrual reversal	-	-	-	(0.01)	-
Release of ACL on equipment finance loans	-	-	-	-	(0.25)
Merger-related and other charges	0.03	0.02	0.01	0.01	0.01
Deemed dividend on preferred stock redemption	-	0.03	-	-	-
Diluted earnings per share - operating	$ 0.66	$ 0.75	$ 0.71	$ 0.70	$ 0.71
Book Value Per Common Share					
Book value per common share - GAAP	$ 28.89	$ 29.44	$ 30.17	$ 30.54	$ 31.27
Effect of goodwill and other intangibles	(7.89)	(7.85)	(7.93)	(7.98)	(7.96)
Tangible book value per common share	$ 21.00	$ 21.59	$ 22.24	$ 22.56	$ 23.31
Return on Tangible Common Equity					
Return on common equity - GAAP	8.45 %	9.20 %	9.48 %	9.35 %	12.56 %
Payroll transition bonus	-	-	-	0.58	-
Gain on terminated cash flow hedge	-	-	-	(0.45)	-
FDIC special assessment accrual reversal	-	-	-	(0.16)	-
Release of ACL on equipment finance loans	-	-	-	-	(3.25)
Merger-related and other charges	0.42	0.29	0.05	0.07	0.08
Deemed dividend on preferred stock redemption	-	0.34	-	-	-
Return on common equity - operating	8.87	9.83	9.53	9.39	9.39
Effect of goodwill and intangibles	3.47	3.73	3.78	3.66	3.59
Return on tangible common equity - operating	12.34 %	13.56 %	13.31 %	13.05 %	12.98 %

23

Non-GAAP Reconciliation Tables

$ in thousands, except per share data

	2Q25	3Q25	4Q25	1Q26	2Q26
Return on Assets					
Return on assets - GAAP	1.11 %	1.29 %	1.21 %	1.22 %	1.63 %
Payroll transition bonus	-	-	-	0.07	-
Gain on terminated cash flow hedge	-	-	-	(0.06)	-
FDIC special assessment accrual reversal	-	-	-	(0.02)	-
Release of ACL on equipment finance loans	-	-	-	-	(0.42)
Merger-related and other charges	0.05	0.04	0.01	0.01	0.01
Return on assets - operating	1.16 %	1.33 %	1.22 %	1.22 %	1.22 %
Return on Assets to Return on Assets - Pre-Tax, Pre-Provision					
Return on assets - GAAP	1.11 %	1.29 %	1.21 %	1.22 %	1.63 %
Income tax expense	0.31	0.38	0.37	0.35	0.47
Provision for credit losses	0.17	0.11	0.19	0.16	(0.42)
Payroll transition bonus	-	-	-	0.10	-
Gain on terminated cash flow hedge	-	-	-	(0.08)	-
FDIC special assessment accrual reversal	-	-	-	(0.03)	-
Merger-related and other charges	0.07	0.05	0.01	0.01	0.02
Return on assets - pre-tax, pre-provision - operating	1.66 %	1.83 %	1.78 %	1.73 %	1.70 %
Efficiency Ratio					
Efficiency ratio - GAAP	56.69 %	54.30 %	54.40 %	56.66 %	57.01 %
Payroll transition bonus	-	-	-	(2.41)	-
Gain on terminated cash flow hedge	-	-	-	1.03	-
FDIC special assessment accrual reversal	-	-	-	0.68	-
Merger-related and other charges	(1.85)	(1.25)	(0.21)	(0.31)	(0.32)
Efficiency ratio - operating	54.84 %	53.05 %	54.19 %	55.65 %	56.69 %
Tangible Common Equity to Tangible Assets					
Equity to assets ratio - GAAP	12.86 %	12.78 %	12.99 %	12.97 %	12.89 %
Effect of goodwill and intangibles	(3.10)	(3.07)	(3.07)	(3.05)	(2.95)
Effect of preferred equity	(0.31)	-	-	-	-
Tangible common equity to tangible assets	9.45 %	9.71 %	9.92 %	9.92 %	9.94 %

24

Glossary ACL – Allowance for Credit Losses MH – Manufactured Housing ALLL – Allowance for Loan Losses MLO – Mortgage Loan Office AOCI – Accumulated Other Comprehensive Income (Loss) MMDA – Money Market Deposit Account AUM – Assets Under Management MTM – Marked-to-Market BPS – Basis Points MSA – Metropolitan Statistical Area C&I – Commercial and Industrial MSR – Mortgage Servicing Rights Asset C&D – Construction and Development NCO – Net Charge-Offs CECL – Current Expected Credit Losses NIM – Net Interest Margin CET1 – Common Equity Tier 1 Capital NOW – Negotiable Order of Withdrawal CRE – Commercial Real Estate NPA – Non-Performing Asset DDA – Demand Deposit Account OO CRE – Owner Occupied Commercial Real Estate EOP – End of Period PCD – Loans Purchased with Credit Deterioration EPS – Earnings Per Share PTPP – Pre-Tax, Pre-Provision Earnings FTE – Fully-Taxable Equivalent RBC – Risk Based Capital GAAP – Accounting Principles Generally Accepted in the USA ROA – Return on Assets HELOC – Home Equity Line of Credit SBA – United States Small Business Administration IBL – Interest-Bearing Liabilities TCE – Tangible Common Equity KRX – KBW Nasdaq Regional Banking Index USDA – United States Department of Agriculture LPO – Loan Production Office YOY – Year over Year 25